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                                                                   Exhibit 10.32



                           MASTER LICENSING AGREEMENT

                                 By and between
                               CastaLink.com, Inc.
                                       and
                                  InsynQ, Inc.

This Agreement is entered into as of this 21st day of August, 2000 (the
                                          ----        ------
"Effective Date") by and between CASTALINK ("CastaLink.com, Inc."), a California corporation, having its principal place of business at 1947 Landings Drive, Mountain View, CA 94043 and InsynQ, Inc. ("InsynQ"), a Delaware corporation, having its principal place of business at 1101 Broadway Plaza, Tacoma, WA 98402.

          RECITALS

A. WHEREAS, InsynQ has developed and distributes proprietary Internet utility and application service provider services ('Services') that enable, among other things, application hosting over the Internet;

B. WHEREAS, CASTALINK wishes to obtain a nonexclusive license to market and promote such Services on the terms and conditions set forth herein, and InsynQ wishes to nonexclusively license the marketing and promotion of such Services to CASTALINK on such terms and conditions;

NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1.        DEFINITIONS.

1.1 "Application Hosting Services" means the process of installing software on a server located in InsynQ's data center and providing ongoing outsourced Services on a subscription basis including, but not limited to, permitting a CASTALINK Customer to remotely access and use CASTALINK Products and other Applications hosted by InsynQ, providing related data back-up, security on a best efforts basis, application delivery, data storage and upgrades and maintenance to provided applications.

1.2 "Applications" means those applications offered by InsynQ set forth on Exhibit A, as amended from time to time by InsynQ by written notice to CASTALINK.

1.3 "CASTALINK Resellers" means entities, which are duly qualified distributors, resellers or marketers of the CASTALINK Products in good standing.

1.4 "CASTALINK Business Partners" means all affiliates, CASTALINK Resellers and other third parties appointed by CASTALINK to exercise any of the rights granted to CASTALINK hereunder to market and promote the Services.

1.5 "CASTALINK Prospects" means all prospective licensees and sub-licensees generated through the CASTALINK resellers together with any and all customers other than CASTALINK Users which purchase any Application Hosting Services from InsynQ as a result of the marketing and promotional efforts of CASTALINK or any Sub-Marketer.
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1.6       "CASTALlNK Customers" means all prospective and licensed customers contracted to utilize InsynQ's services directly or through their reseller channel.

1.7 "InsynQ Trademarks" means the trademarks, service marks, logos and trade names used by InsynQ in connection with the Services and Documentation which are provided by InsynQ to CASTALINK from time to time.

1.8 "CASTALINK Trademarks" means the trademarks, service marks, logos and trade names used by CASTALINK in connection with the CASTALTNK Products.

1.9 "Documentation" means all related user and technical guides, manuals and additional InsynQ-developed information that may be developed from time-to-time.

2.        LICENSE GRANTS.

2.1 License. InsynQ hereby appoints CASTALINK and CASTALINK hereby accepts appointment to serve as InsynQ's representative for marketing and promoting the Application Hosting Services through CASTALINK's resellers or partners during the Term of this Agreement (as hereinafter defined). In connection therewith, but subject to the terms and conditions of this Agreement, InsynQ hereby grants CASTALINK a non-exclusive, non-transferable, worldwide license to promote and market Application Hosting Services to CASTALINK Customers.

2.2 Terms. All marketing and promotion by CASTALINK of the Application Hosting Services shall be in accordance with the Application Hosting Services price list established by InsynQ and provided to CASTALINK (as amended from time to time), and will be consistent with InsynQ's standard Application Hosting Agreement, attached hereto as Exhibit D. All Services will be provided to customers as identified to InsynQ by CASTALINK and the rights of customers to access and use the designated products will be as set forth in the Application Hosting Agreement.

2.3       Distribution.

(a) CASTALINK may appoint any one or more CASTALINK Resellers as sub-marketers ("Sub-Marketer") of the Application Hosting Services, to exercise any one or more of the rights granted CASTALINK in Section 2.1 above, but subject in any event to the terms and conditions of this Agreement. All CASTALINK Resellers appointed, as Sub-Marketers shall have first signed an approved CASTALINK Reseller Agreement.

(b) CASTALINK will use its best efforts to ensure that all Sub-Marketers abide by the terms of their Reseller Agreements, as the case may be, and, upon request by InsynQ, shall keep InsynQ apprised of its activities to enforce such terms with particular Sub-Marketers with regard to the marketing and promotion of the Application Hosting Services. In addition, CASTALINK shall take all reasonable steps to ensure that InsynQ shall have the right to enforce Sub-Marketer Agreements as an intended beneficiary.

2.4 Documentation. In addition to the rights granted to CASTALINK pursuant to Section 2.1 above, and subject to the terms and conditions of this Agreement, InsynQ hereby grants to CASTALINK the right to reproduce and distribute the documentation produced by and made

CastaLink/INSYNQ/11l2net2agm                                                   2
August 3, 2000
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available to CASTALINK (the "Documentation"), in whole or in part, in connection with its marketing and promotion of the Application Hosting Services.

2.5 No Other Grant. Except as expressly provided herein, InsynQ does not grant to CASTALINK and CASTALINK does not grant to InsynQ, any right or license, express or implied.

3.        CASTALINK 'S OBLIGATIONS.

3.1 Promotion of the Application Hosting Services. CASTALINK shall use reasonable commercial efforts to market and promote the Application Hosting Services by marketing said Services through its direct sales force and/or reseller to customers interested in utilizing the Services and applications in an outsourced environment.

3.2 Advertising. CASTALINK shall not make any representations or warranties with respect to the Application Hosting Services provided by InsynQ that are inconsistent with the descriptions and warranties contained in the Documentation and shall not make any representations or warranties on InsynQ's behalf.

3.3 Sales Personnel. CASTALINK shall equip its sales force with adequate training, marketing, sales and technical literature as determined by CASTALINK's reasonable judgment, and CASTALINK agrees to maintain at all times a competent, qualified sales and support staff for services in accordance with CASTALINK's guidelines and needs.

3.4 Press Release. Neither party shall have the right to issue any press release concerning this Agreement without the other party's written prior approval. The parties shall, however, cooperate so that each party may issue such a press release.

3.5 Compliance with Law. CASTALINK shall comply with all laws and regulations applicable to CASTALINK's performance hereunder and the marketing and promotion of the Application Hosting Services. Without limiting the generality of the foregoing, CASTALINK (a) shall not market or promote the Application Hosting Services in any country where such distribution would be unlawful (provided that InsynQ shall notify CASTALINK in the event InsynQ becomes aware that the Application Hosting Services are unlawful in any specific country); and (b) shall comply with all Department of Commerce and other United States exports controls regarding the license and delivery of technology and CASTALINK Products abroad including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration.

3.6 CASTALINK Support. CASTALINK shall be responsible for providing support greater than Level 1 to CASTALINK Customers for issues not relating to an InsynQ service incident. Provided that InsynQ shall have complied with its obligations under Section 5.3, CastaLink shall ensure that all questions regarding the use or operation of CASTALINK Product distributed hereunder are directed to and answered by CASTALINK or their appointed 3rd party representative.

CastaLink/INSYNQ/11l2net2agm                                                   3
August 3, 2000
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4.        COMPENSATION.

4.1 Fees. InsynQ shall be entitled to receive Application Hosting Fees as per the fee schedule listed in Exhibit B for each subscriber of CASTALINK Products as the said subscribers contract to utilize CASTALINK via InsynQ's Application Hosting Services.

4.2 Payment in United States Currency. All payments shall be made in United States Dollars, free of any withholding tax and of any currency control or other restrictions to CASTALINK at the address indicated by CASTALINK to InsynQ.

4.3 Payment Schedule. All payments to CASTALINK shall be due and payable by InsynQ by the 30th day of the month following initial activations.

4.4 Nonrefundable. Subject to CASTALINK's substantial performance of its obligations as set forth in this Agreement, all amounts received by CASTALINK hereunder shall be nonrefundable.

4.5 Pipeline report. CASTALINK will provide InsynQ with a sales pipeline report of CASTALINK Customer prospects no later than the 10th of each month, in substantially the same format as shown in Exhibit C attached herewith.

4.6 Audit. InsynQ shall keep such books and records as are required to document payments due to CASTALINK under this Agreement with respect to amounts due under this Section 4. During the Term of this Agreement and for a period of eighteen (18) months thereafter, CASTALINK may examine such books and records, provided such examination will not occur more than twice in any twelve (12) month period. Such examinations will be carried out only during normal business hours with ten (10) days advance written notice of intention to examine and audit.

4.7 Pricing. InsynQ acknowledges that CastaLink will determine the total subscription fees charged to CASTALINK Customers, such total subscriptions fees to provide for the licensing of CastaLink's Software ("License Fees") and for InsynQ's fees ("Application Hosting Fees") as agreed upon by and between CastaLink and InsynQ in Exhibit B.

5.        InsynQ'S OBLIGATIONS.

5.1 Closing of Leads. InsynQ shall use its diligent good faith efforts to assist CASTALINK and/or designated Resellers in closing of sales when requested to do so.

5.2 No Warranties. In its dealings with CASTALINK Customers, InsynQ shall make no representation or statement concerning the quality, performance or other characteristics of the CASTALINK Products other than those which are consistent in all respects with, and do not expand the scope of, any statements made by CASTALINK in CASTALINK's standard marketing and promotional materials, CASTALINK's then current standard license agreements or as otherwise approved by CASTALINK in a writing addressed to InsynQ which expressly refers to this
Section 5.2.

5.3 Training. During the term of this Agreement, InsynQ shall provide an initial one-day sales training to the existing CASTALINK sales team free of charge at CASTALINK corporate headquarters. Subsequent sales trainings will be charged at the rate of $1,000 per day and all

CastaLink/INSYNQ/11l2net2agm                                                   4
August 3, 2000
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related travel expenses at a location centrally agreed upon by both parties.
InsynQ will also provide a one day technical administration training class to CASTALINK and Sub-Marketers in Sacramento, California prior to September 30, 2000 free of charge. Subsequent technical trainings will be charged at the rate of $1,000 per day and all related travel expenses at a location centrally agreed upon by both parties

5.4       Maintenance and Support.

(a) Application Hosting Services in General. InsynQ shall provide maintenance and technical support to CASTALINK licensee's and CASTALINK Customers during InsynQ's regular business hours (7 am to 6 pm, Pacific time). All support shall be provided in English from InsynQ's offices, via a 1-800 telephone line unless otherwise agreed in advance in writing. lnsynQ shall make best efforts to respond to a customer's "system down" within two hours from the time that InsynQ is aware of such "system down". CASTALINK may make requests for support by telephone, pager, fax, e-mail or any other reasonable means. InsynQ's obligation to provide support under this Section 5.4 shall extend solely to requests for support received from CASTALINK. InsynQ shall designate appropriate engineering and technical support staff that shall be available to assist CASTALINK in resolving any maintenance and technical support problems. Support shall include a designated representative to act as a liaison between InsynQ and CASTALINK.

(b) InsynQ Support. InsynQ shall be directly responsible for providing Level 1 support to Resellers and CASTALINK Customers defined as taking CASTALINK Customer's first call and identifying whether the incident is an application problem specifically or an InsynQ service incident.

5.6 Compliance with Law. InsynQ shall comply with all laws and regulations applicable to InsynQ's performance hereunder and the provision of the Application Hosting Services to CASTALINK Customers. Without limiting the generality of the foregoing, InsynQ shall comply with all Department of Commerce and other United States exports controls regarding the license and delivery of technology other than the CASTALINK Products abroad including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration.

5.7 Collection. InsynQ will be responsible for the collection of the subscription fees to include Application Hosting Fees and License Fees, from customers subscribing to CastaLink applications using InsynQ's Services. InsynQ will disburse the funds to CASTALINK as per section 4 of this agreement.

5.8 Security. InsynQ shall make best efforts to provide adequate programs and procedures against unauthorized breaches of security compromising CASTALINK Customer and CASTALINK data and transmissions.

6.0       INTELLECTUAL PROPERTY

6.1       Insynq Trademark Use.

(a) Use. During the term of this Agreement, CASTALINK may and without obligation use and reproduce the InsynQ Trademarks, including but not limited to InsynQ, Inc.,(TM) InterlynQ

CastaLink/INSYNQ/11l2net2agm                                                   5
August 3, 2000
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Server(TM), IdesQ Applicance(TM), and additional products as developed, in connection with CASTALINK's marketing, advertising, promotion, and distribution of the Product and/or Services. CASTALINK's use of the InsynQ Trademarks shall not create any right, title or interest therein. CASTALINK shall use the InsynQ Trademarks only in a manner which complies in all material respects with InsynQ's policies in effect from time to time.

(b) Goodwill. If CASTALINK in the course of marketing and promoting the Application Hosting Services, acquires any goodwill or reputation in any of the InsynQ Trademarks, all such goodwill or reputation shall automatically vest in InsynQ when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to CASTALINK and CASTALINK agrees to take all such actions necessary to effect such vesting. CASTALINK shall not contest the validity of any of the InsynQ Trademarks or InsynQ's exclusive ownership of them.

(c) Adoption of Marks. During the Term of this Agreement, CASTALINK shall not adopt, use (except as provided herein), or register, whether as a corporate name, trademark, service mark or other indication of origin, any of the InsynQ Trademarks, or any word or mark confusingly similar to the InsynQ Trademarks in any jurisdiction. CASTALINK Neither party will register any Internet domain name which contains or is confusingly similar to any of the other party's trademarks, service marks, logos or tradenames.

6.2       CASTALINK Trademark Use.

(a) Use. During the term of this Agreement, InsynQ may and without obligation use and reproduce the CASTALINK Trademarks, including but not limited to CastaLink(TM) and LinkSpan(TM), and additional products as developed, in connection with InsynQ's marketing, advertising, promotion, and distribution of the Product and/or Services. InsynQ's use of the CASTALINK Trademarks shall not create any right, title or interest therein. InsynQ shall use the CASTALINK Trademarks only in a manner which complies in all material respects with CASTALINK's policies in effect from time to time.

(b) Goodwill. If InsynQ, in the course of marketing and promoting the Application Hosting Services, acquires any goodwill or reputation in any of the CASTALINK Trademarks, all such goodwill or reputation shall automatically vest in CASTALINK when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to InsynQ and InsynQ agrees to take all such actions necessary to effect such vesting. InsynQ shall not contest the validity of any of the CASTALINK Trademarks or CASTALINKs exclusive ownership of them.

(c) Adoption of Marks. During the Term of this Agreement, InsynQ shall not adopt, use (except as provided herein), or register, whether as a corporate name, trademark, service mark or other indication of origin, any of the CASTALINK Trademarks, or any word or mark confusingly similar to the same in any jurisdiction. Neither party will register any Internet domain name which contains or is confusingly similar to any of the other party's trademarks, service marks, logos or tradenames.

CastaLink/INSYNQ/1112net2agm                                                   6
August 3, 2000
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6.3       Protection of Rights. CASTALINK shall use reasonable efforts to protect InsynQ's proprietary rights, to the extent that it is aware of those proprietary rights, related to the Application Hosting Services, including without limitation, InsynQ's copyright, patent, trade secret, and trademark rights ("Proprietary Rights"), and to cooperate without charge in InsynQ's efforts to protect its Proprietary Rights. CASTALINK shall promptly notify InsynQ of any known or suspected infringements of InsynQ's Proprietary Rights that come to CASTALINK's attention. InsynQ shall have the exclusive right to institute infringement or other appropriate legal action against alleged prospective or actual infringers of its Proprietary Rights. InsynQ shall incur all expenses in connection therewith and shall retain all monetary recoveries received therefrom. CASTALINK shall not take any action to jeopardize, limit or interfere with InsynQ's ownership of and rights in the Application Hosting Services.

7.        CONFIDENTIALITY.

7.1 Confidential Information. "Confidential Information" means (i) the terms and conditions of this Agreement, and (ii) any and all other information disclosed by one party to the other which is marked "confidential" or "proprietary", including oral information which is designated confidential at the time of disclosure, provided that it is reduced to a written summary marked "confidential" which is supplied to the other party within thirty (30) days of the oral disclosure. Subject to the provisions of Section 7.2, all information regarding the specifications for the Application Hosting Services, including without limitation, all information with respect to the use, installation and operation of the Application Hosting Services (but not, in any event, information of or concerning the identity of the CASTALINK Customers purchasing the Application Hosting Services), whether received by CASTALINK from InsynQ or developed by CASTALINK shall be deemed InsynQ Confidential Information whether or not it is designated as confidential.

7.2 Exclusions. "Confidential Information" does not include any information that the receiving party can demonstrate by written records: (a) was known to the receiving party prior to its disclosure hereunder by the disclosing party; (b) is independently developed by the receiving party; (c) is or becomes publicly known through no wrongful act of the receiving party; (d) has been rightfully received from a third party authorized to make such disclosure without restriction; (e) has been approved for public release by the disclosing party's prior written authorization; or (f) has been produced or disclosed pursuant to applicable law, regulation or court order, provided that the receiving party provides prompt advance notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure.

7.3 Preserving Confidentiality. Each party hereby agrees that it shall not use any Confidential Information received from the other party other than as expressly permitted under the terms of this Agreement or as expressly authorized in writing by the other party. Neither party shall disclose the other party's Confidential Information to any person or entity other than its officers, employees and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and, as to consultants, who have entered into written confidentiality agreements with that party consistent with this Section 7.

8.        REPRESENTATIONS AND WARRANTIES.

8.1 Mutual Representations. Each party represents and warrants that it has full power and authority to enter into this Agreement and that it has not entered into any contract or commitment which shall interfere with the performance of its obligations hereunder.

CastaLink/INSYNQ/11l2net2agm                                                   7
August 3, 2000
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8.2       By InsynQ.

(a) General. InsynQ represents and warrants that: (i) InsynQ owns all right, title and interest in and to the Services; (ii) InsynQ has not granted, and will not grant during the term of this Agreement, any rights in or to the Services that conflict with the rights granted to CASTALINK hereunder; (iii) to the best of InsynQ's knowledge the provision of the Application Hosting Services does not infringe any United States copyright, patent (issued as of the Effective Date), trademark or trade secret of any third party; and (iv) InsynQ has the right, power and authority to grant the rights and licenses specified in this Agreement.

9.        INDEMNIFICATION.

9.1 By InsynQ. InsynQ hereby agrees to indemnify, defend, and hold harmless CASTALINK from and against liabilities, obligations, losses, damages, injuries, claims, demands, penalties, costs and expenses (including reasonable attorneys' fees) of whatever kind and nature imposed or asserted against CASTALINK resulting from any third party claim, demand, or suit asserted or instituted against CASTALINK and arising out of or related to the relationship between the parties under this Agreement, insofar as such third party claim, demand or suit is based in whole or in part on (i) a breach of InsynQ's warranties and covenants hereunder; (ii) any inaccuracy, omission, error, defect or mistake in any information concerning the Application Hosting Services furnished by InsynQ to CASTALINK hereunder that CASTALINK transmits to CASTALINK Customers or Sub-Marketers; (iii) an error or failure in the Application Hosting Services, other than errors or failures in or caused by the CASTALINK Products; or (iv) an allegation that the Application Hosting Services or any Application infringes upon a patent, copyright, trademark or other proprietary right of a third party, or misappropriates a third party's trade secrets. InsynQ's obligations under this Section 9.1 are subject to the conditions that InsynQ be given:

(a) prompt notice by CASTALINK by telegram, fax transmission or telex (with confirming notification by regular mail) of the initiation or existence of any claim, demand or suit;

(b) full opportunity to defend, compromise or settle the same as InsynQ may see fit (provided that CASTALINK may participate in such defense at its expense); and

(c) every reasonable assistance from CASTALINK which InsynQ may, in its discretion, require in responding to any such demand or claim or defending any such suit.

9.2 By CASTALINK. CASTALINK hereby agrees to indemnify, defend, and hold harmless InsynQ from and against any and all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, costs and expenses (including reasonable attorneys' fees) of whatever kind and nature imposed or asserted against InsynQ resulting from any third party claim, demand, or suit asserted or instituted against InsynQ and arising out of or related to the relationship between the parties under this Agreement, insofar as such third party claim, demand or suit is based in whole or in part on (i) a breach of CASTALINK 's warranties and covenants hereunder; (ii) any inaccuracy, omission, error, defect or mistake in the CASTALINK Products and/or information concerning the same furnished by CASTALINK to InsynQ hereunder that InsynQ transmits to CASTALINK Customers; or (iii) an allegation that the CASTALINK Products infringe upon a patent, copyright, trademark or other proprietary right of a third party, or misappropriate a third

CastaLink/INSYNQ/1112net2agm                                                   8
August 3, 2000
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party's trade secrets. CASTALINK's obligations under this Section 9.2 are subject to the conditions that CASTALINK be given:

(a) prompt notice by InsynQ by telegram, fax transmission or telex (with confirming notification by regular mail) of the initiation or existence of any claim, demand or suit;

(b) full opportunity to defend, compromise or settle the same as CASTALINK may see fit (provided that InsynQ may participate in such defense at its expense); and

(c) every reasonable assistance from InsynQ which CASTALINK may, in its discretion, require in responding to any such demand or claim or defending any such suit.

10.       LIMITATION OF LIABILITY.

10.1 Limits on Types of Damages. THE PARTIES SHALL NOT BE LIABLE TO EACH OTHER OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOODWILL, OR BUSINESS PROFITS, OR EXEMPLARY OR PUNITIVE DAMAGES, IRRESPECTIVE OF WHETHER SUCH CLAIM ARISES IN TORT, CONTRACT OR OTHER THEORY OF LIABILITY.

11.       TERM AND TERMINATION.

11.1 Term. The term of this Agreement ("Term") shall commence on the Effective Date and continue for an initial term ("Initial Term") of three (3) years unless earlier terminated as set forth herein. This Agreement shall automatically be renewed for additional one year periods following the expiration of the Initial Term ("Extensions"), unless either party, upon no less than sixty (60) days' prior written notice, advises the other party that this Agreement will terminate upon the expiration of the Initial Term or, if applicable, any Extension.

11.2 Termination for Breach or Insolvency. Each party shall have the right to terminate this Agreement on written notice if (a) the other party ceases to do business in the ordinary course or becomes insolvent (i.e., unable to pay its debts in the ordinary course as they come due), or is declared bankrupt, or is the subject of any liquidation or insolvency proceeding which is not dismissed within ninety (90) days, or makes any assignment for the benefit of creditors, or (b) the other party breaches any material term of this Agreement and fails to cure such breach within thirty (30) days after written notice thereof.

11.3      Effect of Termination. Upon the expiration or termination of this
Agreement:

(a) InsynQ shall immediately pay to CASTALINK all fees and any other amounts due to CASTALINK hereunder, and will pay consistent with the terms hereof any amounts which may accrue following termination;

(b) CASTALINK shall, within ten (10) days of such expiration or termination (i) return to InsynQ or destroy all Confidential Information and all copies thereof; (ii) erase any and all of the foregoing from all computer memories and storage devices within CASTALINK's possession or control and require that its Sub-Marketers accomplish the same; and (iii) provide InsynQ with a signed written statement certifying that it has complied with the foregoing obligations.

CastaLink/INSYNQ/11l2net2agm                                                   9
August 3, 2000

(c) All rights and licenses granted by InsynQ hereunder to CASTALINK shall terminate, provided that, unless CASTALINK otherwise notifies InsynQ under
Section 11.3(d) below, such termination shall not result in the termination of Application Hosting Agreements entered into between InsynQ and CASTALINK Customers.

(d) Upon any termination of this Agreement other by non-renewal by either party under Section 11.1, CASTALINK may elect (i) to permit InsynQ to continue to host the CASTALINK Products on the terms hereof for access and use by CASTALINK Customers who have entered into an Application Hosting Agreement with InsynQ as of the date of termination for a time specified by CASTALINK (which time CASTALINK may establish or re-establish at any time at its discretion), but not to exceed the expiration of the then current term (Initial Term or Extension, as the case may be) of this Agreement; or (ii) to terminate InsynQ's right to host the CASTALINK Products. In either event, upon the termination of InsynQ's right to host the CASTALINK Products, InsynQ will comply with the provisions of the Application Hosting Agreement in respect of termination. Fees will continue to be payable to InsynQ for Application Hosting Services for the CASTALINK customers which are provided following termination pursuant to this provision.

(e) InsynQ agrees that it will offer maintenance and support services to CASTALINK Customers after termination on terms substantially similar to those under which it provides such services to customers who have purchased the Application Hosting Services directly from InsynQ or through other marketers and resellers of such services.

11.4 No Liability. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of InsynQ or CASTALINK. Termination shall not, however, relieve either party of obligations occurred prior to such termination. The provisions of this Agreement relating to warranties, confidentiality, limitation of liability, indemnification and payment obligations shall survive the termination or expiration of this Agreement, as shall the provisions of Section 12 hereof.

12.       MISCELLANEOUS.

12.1 Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Neither party may assign or otherwise transfer this Agreement or its rights or obligations hereunder without the other party's prior written consent, which consent may not be unreasonably withheld. Any assignment or other transfer without the other party's prior written consent will be null and void. However, either party may assign this Agreement by notice to but without the other party's consent (i) to a third party to which substantially all of the assigning party's assets are sold, assigned or otherwise transferred, provided that such third party is not a trustee in a bankruptcy or a receiver appointed for the benefit of the assigning party's creditors; or (ii) to its parent or any other entity under common ownership or control with such entity upon written notice to the other party.

12.2 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power or remedy.

CastaLink/INSYNQ/l112net2agm                                                  10
August 3, 2000

12.3 Choice of Law; Jurisdiction, Venue. This Agreement shall be governed by the laws of the State of Washington. For any disputes arising out of this Agreement, the parties consent to the personal and exclusive jurisdiction of, and venue in, the state or federal courts within Tacoma, WA.

12.4 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered delivered and effective when (a) personally delivered; (b) the day following transmission if sent by confirmed facsimile; or (c) three (3) days after posting when sent by certified or registered US Mail or by registered private carrier (e.g., DELL, Federal Express, etc.). Notice shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be given by either party to the other in writing.

12.5 Independent Contractors. The parties are independent contractors with respect to each other. Each party is not and shall not be deemed to be an employee, agent, partner or legal representative of the other for any purpose and shall not have any right, power or authority to create any obligation or responsibility on behalf of the other.

12.6 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

12.7 Complete Understanding. This Agreement, including all Exhibits attached hereto and hereby incorporated by reference, shall constitute the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior understandings, proposals, negotiations, and communications, oral or written, between the parties or their representatives. This agreement may not be modified except in writing signed by the duly authorized representatives of the parties hereto.

12.8 Further Assurances. Each party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm the other party's rights hereunder.

IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have executed this Agreement as of the day and year first written above.


Insyin Inc.                               CastaLink.Com, Inc.


By: /s/ John Gorst                        By: /s/ David Hushbeck
    ----------------------                    -------------------------
Name: John Gorst                          Name: David Hushbeck

Title: CEO & Chairman                     Title: COO

CastaLink/INSYNQ/11l2net2agm                                                  11
August 3, 2000

                                   EXHIBIT A
                    APPLICATIONS AND ASSOCIATED FEE SCHEDULE
























































CastaLink/INSYNQ/11l2net2agm                                                  12
August 3, 2000

[INSYNQ LOGO APPEARS HERE]


IQ PRODUCTS & SERVICES                                                                   PRICE

IQ CUSTOMER PREMISE EQUIPMENT (C.P.E.)
--------------------------------------
*CPE Pricing reflect Acquisition; Lease Pricing TBD

IDESQ Desktop Appliance
8MB DOC/32MB RAM ETHERNET; 10 BASE-T;                                                    449.00
1MB VIDEO (800x600 RESOLUTION)

YOURWEBPC Desktop Appliance
1) 32MB DOC/64MB RAM ETHERNET; 10 BASE-T                                                 559.00
2) 32MB DOC/64MB RAM DIAL-UP 56K MODEM                                                   489.00
*Infra-red KeyBoard & Mouse
*Standard KeyBoard & Mouse

INTERLYNQ Server
64MB RAM; 10base-t Ethernet: Webcache, firewall, print,
email (SMTP & POP), router, file sharing, browser-based
configuration and administration, boot-p, NAT, DNS, VPN,
IdesQ server
1) Dual ethernet (for DSL or other external router connection)                           995.00
2) Fractional T-1 or Dedicated 56K (requires, but does not
   include appropriate CSU/DSU)                                                         1695.00

INQ Print Server
In Production............                                                                   TBD

Installation
ON-PREM Local Installation               HOURLY                                           65.00

IQ CONNECTIVITY
---------------
Bundled Circuits (DSL only!)
Global Crossing 160K DSL                 DSL ONLY/3YR/NO INSTALL                         110.00
Global Crossing 160K DSL                 BUNDLED/3YR/NO INSTALL                          105.00

DSL Connectivity Hardware
Netopia R7100 Router                                                                     695.00

IQ VIRTUAL DESKTOP SERVICES
---------------------------
STANDARD Subscription Includes: Hosting of Productivity Application
Suite; Internet browser; Internet e-mail Central file area; 100MB storage per user or 1GB storage per organization (min 5 users)
INSYNQ USER PROFILE ADD/CHG/DEL          ONE-TIME; A/C/D PROFILE                          19.00
INSYNQ STANDARD SUBSCRIPTION             MONTHLY; STD APPS*                               80.00
INSYNQ ADDITIONAL APPLICATION            MONTHLY; APPROVED APP                            10.00

*Note: All packages include standard IQ Support, Redundant Data Storage,
       SLA, Data Security, Virus Protection, and Initial Training
*Note: Productivity Application Suite can be StarOffice at no charge - or Microsoft Office 2000, provided customer buys the software and signs a License Transfer Agreement

MS/Exchange (with Virtual Desktop Only)  MINIMUM 5 USERS/ORG
1 e-mail alias per user and 2 organization distribution groups standard with MS/Exchange services initial installation
INSYNQ MS/EXCHANGE SERVICES              MAILBOX MONTHLY; 15MB                            15.00
INSYNQ MS/EXCHANGE STORAGE               MONTHLY; ADDITIONAL 15MB                         15.00
INSYNQ MS/EXCHANGE PROFILE               ONE-TIME; E-MAIL DIST GRP                         5.00
INSYNQ MS/EXCHANGE PROFILE               ONE-TIME; E-MAIL ALIAS                            5.00
INSYNQ MS/EXCHANGE PROFILE               MONTHLY; E-MAIL FORWARD                           5.00

Additional Application Software Notes:
*See HOSTED APPLICATIONS List for additional IQ Approved AppLications
*For Additional Hosted Applications, Customer must either transfer the licenses of their currently owned apps, or purchase the applications and transfer the licenses to InsynQ.

Single Application Software Testing
Software Functionality & Performance Testing on IQ Server
Farm (refundable)                                                                       1500.00

Additional Data Storage                  ONE-SEAT
INSYNQ HOSTED DATA STORAGE               ONE-TIME SETUP                                  250.00
INSYNQ HOSTED DATA STORAGE               MONTHLY; ADDITIONAL 1GB                          50.00

IQ CUSTOMER DEMOS
-----------------
STAROFFICE DEMO                          7 DAY USER DEMO                                   FREE
OFFICE 2000 DEMO                         7 DAY USER DEMO                                   FREE
*NOTE: Client can call Help Desk directly to have Demo Acct setup.




IQ COLLABORATIVE MESSAGING               MINIMUM 5 USERS/ORG
--------------------------
1 e-mail alias per user and 2 organization distribution groups standard
IQ USER PROFILE SETUP                    ONE-TIME FEE                                     19.00
IQ COLLABORATIVE MESSAGING               MONTHLY                                          25.00
*Note: ICM is a Web-Based service that does not require Citrix Client

IQ LAN FORWARDING                        MINIMUM 5 USER/ORG
-----------------
Internet-based, LAN Access, No Hosted Applications, Limited
Hosted Data Storage
Includes DSL Connectivity (GC/Northpoint) where available
IQ USER PROFILE SETUP                    ONE-TIME FEE                                     19.00
REMOTE ACCESS TO CORPORATE L.A.N.        MONTHLY                                          50.00
*Note: Plus IQ Support, Redundant Data Storage, SLA, Data Security,
       Virus Protection, Initial Training

Additional Data Storage                  ONE-SEAT
INSYNQ HOSTED DATA STORAGE               ONE-TIME SETUP                                  250.00
INSYNQ HOSTED DATA STORAGE               MONTHLY; ADDITIONAL 1GB                          50.00

IQ DATA BANKING                          ONE-SEAT
---------------
Single Subscription, Near-Line Off-site Storage, 1 GB/Organization
IQ USER PROFILE SETUP                    ONE-TIME FEE                                     19.00
INSYNQ HOSTED DATA STORAGE               ONE-TIME SETUP                                  250.00
INSYNQ HOSTED DATA STORAGE               MONTHLY; ADDITIONAL 1GB                          50.00
*Note: Plus IQ Support, Redundant Data Storage, SLA, Data Security,
       Virus Protection, Initial Training

IQ WEB-HOSTING
--------------
IQ E-COMMERCE SOLUTION                   25MB SITE/MONTHLY                                25.00
                                         26-150MB SITE/MONTHLY                            75.00
DOMAIN REGISTRATION HOSTING              ANNUAL FEE                                       70.00
*Note: Bandwidth $1000 per Mb for 1Mb through 5Mb - $700 per Mb for 6Mb and beyond.

IQ PROFESSIONAL TECHNOLOGY & CUSTOMER SUPPORT SERVICES
--------------- --------------------------------------
60-days free telephone and web-based support with all new
subscriptions.
INSYNO CONSULTING SERVICES               TECHNOLOGY CONSULTING            200.00 HOURLY
                                         LAN/WAN DESIGN SERVICES
                                         PROJECT MANAGEMENT
                                         ISV STRATEGY CONSULTING

INSYNQ LOCALTECH SERVICES                ENGINEERING SURVEY
                                         OF EXISTING TECHNOLOGIES         150.00 HOURLY
INSYNQ LOCALTECH SERVICES                BASIC INSTALLATION SERVICE        75.00 HOURLY
INSYNQ LOCALTECH SERVICES                ADVANCED INSTALLATIONS           175.00 HOURLY
INSYNQ LOCALTECH SERVICES                LOCAL INTEGRATION SERVICE        175.00 HOURLY

INSYNQ CS SERVICES                       SUBSCRIBER SILVER                 30.00 MONTHLY
INSYNQ CS SERVICES                       SILVER PER-CALL                    8.00 PER CALL
INSYNQ CS SERVICES                       SUBSCRIBER GOLD                   40.00 MONTHLY
INSYNQ CS SERVICES                       GOLD PER-CALL                     10.00 PER CALL
INSYNQ CS SERVICES                       SUBSCRIBER PLATINUM               50.00 MONTHLY
INSYNQ CS SERVICES                       PLATINUM PER-CALL                 12.00 PER CALL
INSYNQ PARTNER CS SERVICES               SILVER PARTNER SUPPORT           100.00 MONTHLY
INSYNQ ASP MANAGED SERVICES              BASELINE MGMT PER RACK
INSYNQ ASP MANAGED SERVICES              CUSTOM MANAGEMENT               3000.00 MONTHLY
INSYNQ ASP MANAGED SERVICES              WTS ADMINISTRATION               CALL MONTHLY
INSYNQ ASP MANAGED SERVICES              APP SVR RENTAL-CUSTOM            CALL MONTHLY
                                                                          CALL MONTHLY
INSYNQ MANAGED SERVICES                  SYSTEM MANAGEMENT
INSYNQ MANAGED SERVICES                  WEB SITE/SERVER MGMT             CALL CALL
                                                                          CALL CALL
INSYNQ CO-LOCATION SERVICES              CO-LOCATION RACK SPACE
INSYNQ CO-LOCATION SERVICES              CO-LOCATION RACK SPACE           500.00 MONTHLY
*Note: Bandwidth $1000 per Mb for 1Mb through 5Mb - $700 per Mb           750.00 MONTHLY
       for 6Mb and beyond.

SPECIAL PRINTER NOTE:
--------------------
IQ Solutions prefer HP Laser Printers - easier to work with, better reliability, and compatible with HP 500X print server used by InsynQ.

                                    EXHIBIT B
             Subscription Software License Fee and Billing Schedule


InsynQ will invoice CASTALINK Customers for the total subscription fees comprised of License Fee and the Application Hosting Fees and provide payment of the License Fees to CASTALINK by the 30th of each month for the number of subscribers in the previous month. License Fees shall be paid to CASTALINK by InsynQ attached to an audit report showing the name of the customer, their address and the number of seats being hosted. The definition of Power User and Casual User are defined by CASTALINK as:

Power User: User who has overall responsibility of workflow through CASTALINK Products. Such individuals may include planners, procurement people, etc.

Casual User: User who has casual interaction with CASTALINK Products to initiate workflow. Such individuals include customers, suppliers, management of CASTALINK Customers.

The License Fee is payable per month to InsynQ for each CASTALINK Customer purchasing Application Hosting Services and will be determined according to the schedules outlined below.


InsynQ's Application Hosting Services fee for a Power User
----------------------------------------------------------

Number of Seats*                        Per Subscriber Per Month Hosting Fee

0-500                                                 $75.00
501-1,000                                             $70.00
1,001+                                                $65.00

InsynQ's Application Hosting Services fee for a Casual User
-----------------------------------------------------------
Number of Seats*                        Per Subscriber Per Month Hosting Fee
0-500                                                 $45.00
501-1,000                                             $40.00
1,001+                                                $35.00


InsynQ will not change the Application Hosting Fee through the original term of the Master Licensing Agreement by and between InsynQ and CASTALINK dated 8/21/00
                                                                         -------
but reserves the right to change the Application Hosting Services fee once every three months upon sixty (60) days prior written notice to CASTALINK on renewal of said contract.

* Number of seats means the cumulative sum of Power User seats or Casual User seats, respectively, for all CASTALINK Customers using InsynQ Services.

*Each InsynQ profile is charged a one-time set-up fee of $19.00, that includes Castalink, staroffice, and internet mail. InsynQ charges an additional $10.00 hosting fee, for each additional application added to a user-profile.

*Each Casual User profile consists of the CastaLink Application only.

CastaLink/INSYNQ/11l2net2agm                                                  13
August 3, 2000

                                   EXHIBIT C
                                Pipeline Report

































































CastaLink/INSYNQ/11l2net2agm                                                  14
August 3, 2000

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                               Number of   Confidence   Estimated
Company Name   Per-Seat Cost     Seats       Level      Close Date   Comments/Concerns
--------------------------------------------------------------------------------------

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

                              Weekly Status Report                        Page 1